Exhibit 10.3
TERMINATION AGREEMENT
          This Termination Agreement (“Termination Agreement”) is made this 23rd day of June, 2006 by and between BPI Energy, Inc., for itself and as successor by merger or otherwise to Methane Management, Inc. and BPI Industries, Inc., (“BPI”), Colt LLC (“Colt”), AFC Coal Properties, Inc. (“AFC”), American Premier Underwriters, Inc. (“APU”), and Central States Coal Reserves of Illinois, LLC, for itself and its predecessor Peabody Development Land Holdings, LLC (collectively “Central States”) (BPI, Colt, AFC, APU, and Central States collectively, the “Parties”).
RECITALS
          WHEREAS, each of the Parties or their predecessors in interest is or was a party to that certain Oil, Gas and Coal Bed, Methane Gas Lease dated April 3, 2001, as amended (the “Methane Lease”); and
          WHEREAS, each of the Parties acknowledges that the Methane Lease has lapsed and terminated, and forever discharge and release each of the other Parties from any and all obligations thereunder.
          NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agree as follows:
1.	Termination. Each Party acknowledges, on behalf of itself and its successors and assigns, that the Methane Lease has lapsed and terminated, and hereby forever discharges and releases each of the other Parties from any and all obligations thereunder.

2.	Recordation. The Methane Lease is of record as follows:
Williamson County, Illinois—March 22, 2002, in Miscellaneous Record 267, page 865
Saline County, Illinois—March 21, 2002, in Book 1529, page 187
Franklin County, Illinois—May 9, 2002, as Document No. 2002-003098 and this Termination Agreement shall be recorded in each of the above listed counties.
3.	Context. This Termination Agreement is an integral part of that certain Settlement and Mutual Release Agreement by and between the Parties dated of even herewith. The terms and provisions of this Termination Agreement are supplemented by and are to be read in the context of the Settlement and Mutual Release Agreement.

4.	Representations and Warranties. Each party hereto represents and warrants to each of the other parties hereto as follows:

a.	Such party is a corporation or limited liability company, as the case may be, duly organized and validly existing under the laws of the state of its incorporation and has the full legal right, power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Termination Agreement.

b.	The execution, delivery and performance by such a party of this Termination Agreement has been duly authorized by all necessary corporate action, and does not and will not:
i.	require any consent or approval of such party’s Board of Directors or Members, as the case may be, which has not been obtained, and each such consent and approval that has been obtained is in full force and effect;

ii.	violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award having applicability to such party, the violation of which could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this Termination Agreement;

iii.	result in a breach of or constitute a default under any provision of the organizational documents or bylaws/operating agreement of such party; or

iv.	result in a breach of or constitute a default under any agreement relating to the management or affairs of such party or any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such a party is a party or by which such party or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have material adverse effect on the ability of such party to perform its obligations under this Termination Agreement, if any, to which it is a party.
c.	This Termination Agreement constitutes a legal, valid and binding obligation of such party and is enforceable against such party in accordance with their terms.

d.	The promises, covenants and agreements of such party expressly set forth in this Termination Agreement constitute the only consideration given by such party for the promises, covenants and agreements of the other parties expressly set forth in this Termination Agreement.
5.	Miscellaneous. This Termination Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. No party hereto may assign its rights or obligations hereunder without the express prior written consent of all of the other Parties hereto. This Termination Agreement may not be amended or modified in any manner whatsoever, except in a writing signed by all the

Parties hereto. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, except for any such laws that might refer the governance or construction of this Termination Agreement to the laws of another state or county. This Termination Agreement may be executed in multiple counterparts, all of which, taken together, shall be deemed to be one instrument.
          IN WITNESS WHEREOF, each of the Parties has executed this Termination Agreement as of the date first above mentioned.

COLT, LLC

/s/ James Morris

James Morris, Authorized Representative

BPI INDUSTRIES, INC.

/s/ James Azlein

James Azlein, Chief Executive Officer and President

AFC COAL PROPERTIES, INC.

/s/ Joseph D. Stelzer

Joseph D. Stelzer
Authorized representative for

ATTEST:

/s/ James C. Kennedy

James C. Kennedy
Secretary

AMERICAN PREMIER UNDERWRITERS, INC.

/s/ Joseph D. Stelzer

Joseph D. Stelzer
Authorized representative for

ATTEST:

/s/ James C. Kennedy

James C. Kennedy
Secretary

Central States Coal Reserves of Illinois, LLC

/s/ James C. Sevem
James C. Sevem, Authorized Representative

STATE OF ILLINOIS	)
)
COUNTY OF WILLIAMSON	)
          I, the undersigned, a Notary Public, in and for said County and State aforesaid, do hereby certify that James Morris personally known to me to be the Authorized Representative of COLT, LLC, and COLT LAND COMPANY, LLC, a West Virginia limited liability company, and personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such representatives/manager(s)/member(s) he signed and delivered the said instrument for the limited liability company as its free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.
          Given under my hand and seal this 23rd day of June, 2006.

My commission expires:
/s/ Michael A. McKelvy

Notary Public

STATE OF ILLINOIS	)
)
COUNTY OF WILLIAMSON	)
          I, the undersigned, a Notary Public, in and for said County and State aforesaid, do hereby certify that James Azlein personally known to me to be the CEO & President of BPI ENERGY, INC, a Nevada corporation, and personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person acknowledged that as such representatives/officer he signed and delivered the said instrument for the corporation as his free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
          Given under my hand and seal this 23rd day of June, 2006.

My commission expires:
/s/ Michael A. McKelvy

Notary Public

STATE OF OHIO	)
) :ss
COUNTY OF HAMILTON	)
BEFORE ME, a Notary Public in and for the State and County aforesaid, personally appeared Joseph D. Stelzer and James C. Kennedy, known to me to be the Vice President and Secretary respectively, of AMERICAN PREMIER UNDERWRITERS, INC., and AFC COAL PROPERTIES, INC., the corporations which executed the foregoing instrument, and they did acknowledge that they did sign said instrument in the name and on behalf of the corporations, that the same is their free act and deed as such officers and the free act and deed of said corporations, duly authorized by their Boards of Directors, and that the seals affixed to said instrument are the corporate seals of said corporations.
IN TESTIMONY WHEREOF, I have hereunto set my hand and notarial seal at Cincinnati, Ohio this 23rd day of June, 2006.

/s/ Charlotte A. Creech

Notary Public

STATE OF	)
)
COUNTY OF	)
          I, the undersigned, a Notary Public, in and for said County and State aforesaid, do hereby certify that James C. Sevem personally known to me to be the Vice President of Central States Coal Reserves of Illinois, LLC, a Delaware limited liability company, and personally known to me to be the same person(s) whose name(s) is (are) subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such representatives/manager(s)/member(s) he signed and delivered the said instrument for the limited liability company as its free and voluntary act, and as the free and voluntary act of said limited liability company, for the uses and purposes therein set forth.
          Given under my hand and seal this 26th day of June, 2006.

My commission expires: February 6, 2009
/s/ Karen M. Sensel

Notary Public
PREPARED BY:
TERRY R. BLACK
Campbell, Black, Carnine, Hedin, Ballard & MacDonald
108 South Ninth Street
P.O. Drawer C
Mt. Vernon, IL 62864